                                                                      Exhibit 99

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

      The following unaudited pro forma financial information gives effect to the proposed Sale Transaction. The Unaudited Pro Forma Consolidated Balance Sheet gives effect to the proposed Sale Transaction as if such transaction occurred on September 30, 1997. The Unaudited Pro Forma Consolidated Statements of Operations for the nine months ended September 30, 1997 and the years ended December 31, 1996, 1995 and 1994, respectively, give effect to the proposed Sale Transaction as if it occurred on January 1, 1994. The Unaudited Pro Forma Consolidated Statements of Operations are presented for comparative purposes only and do not purport to indicate the results which may be attained in the future and do not reflect any adjustments which may be made in the future to the Company's general and administrative expenses and other income. The Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the "Selected Financial Data" and "Financial Statements" appearing elsewhere in this Proxy Statement.

                                SweetWater, Inc.
                        Unaudited Pro Forma Balance Sheet
                            As of September 30, 1997

                                                                           Pro Forma
                                      September 30,      Pro Forma       September 30,
                                           1997         Adjustments          1997
                                       -----------      -----------      -----------
ASSETS:
  Current Assets:
  Cash and cash equivalents                923,627        1,612,386  A     2,536,013

  Assets held for sale                     821,981         (821,981) B            --
                                       -----------      -----------  -   -----------

  Total current assets                   1,745,608          790,405        2,536,013
                                       -----------      -----------      -----------

  Other Assets:
  Assets held for sale                     300,436         (300,436) B            --
                                       -----------      -----------  -   -----------

  TOTAL ASSETS                           2,046,044          489,969        2,536,013
                                       ===========      ===========      ===========
LIABILITIES AND
STOCKHOLDERS EQUITY:
  Current Liabilities
  Trade accounts payable and other
  accrued liabilities                      180,315               --          180,315
  Accrued salaries and benefits             38,804          665,000  D       703,804
  Accrued loss for disposal of
  discontinued operations                  273,393         (103,000) C       170,393
  Liabilities held for Sale                 72,031          (72,031) B            --
                                       -----------      -----------  -   -----------

  Total Current Liabilities                564,543          489,969        1,054,512
                                       -----------      -----------      -----------

  Stockholders Equity:
  Common stock                               3,099               --            3,099
  Additional paid in capital            12,431,079               --       12,431,079
  Accumulated deficit                  (10,952,677)              --      (10,952,677)
                                       -----------      -----------      -----------

  Total Stockholders' Equity             1,481,501               --        1,481,501
                                       -----------      -----------      -----------

TOTAL LIABILITIES AND
STOCKHOLDERS EQUITY                      2,046,044          489,969        2,536,013
                                       ===========      ===========      ===========

 The accompanying footnotes to Unaudited Pro Forma Financial Information are an
                      integral part of this balance sheet.

                                SweetWater, Inc.
                  Unaudited Pro Forma Statements of Operations
                  For the Nine Months Ended September 30, 1997

                                                                  Pro Forma
                                 September 30,     Pro Forma    September 30,
                                     1997         Adjustments        1997
                                  ----------      ----------     ----------

SALES                                     --              --             --

COST OF GOODS SOLD                        --              --             --
                                  ----------      ----------     ----------

GROSS MARGIN                              --              --             --
                                  ----------      ----------     ----------

OPERATING EXPENSES
  Sales and Marketing                 55,910              --         55,910
  Research and Development           236,673              --        236,673
  General and Administrative         221,507              --        221,507
                                  ----------      ----------     ----------

  Total Operating Expenses           514,090              --        514,090
                                  ----------      ----------     ----------

INCOME (LOSS) FROM OPERATIONS       (514,090)             --       (514,090)

OTHER INCOME, NET                    227,476         227,476
                                  ----------      ----------     ----------

NET INCOME (LOSS) FROM
CONTINUING OPERATIONS               (286,614)             --       (286,614)

(LOSS) FROM DISCONTINUED
  OPERATIONS                        (668,699)        668,699             --

(LOSS) FROM DISPOSAL OF
  DISCONTINUED OPERATIONS           (273,393)        273,393             --
                                  ----------      ----------     ----------

NET INCOME (LOSS)                 (1,228,706)        942,092       (286,614)
                                  ==========      ==========     ==========

INCOME (LOSS) PER COMMON
  SHARE                           ($    0.40)                    ($    0.09)
                                  ==========                     ==========

INCOME (LOSS) FROM CONTINUING
OPERATIONS PER COMMON SHARE       ($    0.09)                    ($    0.09)
                                  ==========                     ==========

WEIGHTED AVERAGES SHARES
  OUTSTANDING                      3,087,653                      3,087,653
                                  ==========                     ==========

 The accompanying footnotes to Unaudited Pro Forma Financial Information are an
                  integral part of these financial statements.

                                SweetWater, Inc.
                  Unaudited Pro Forma Statements of Operations
                      For the Year Ended December 31, 1996

                                                                  Pro Forma
                                 September 30,     Pro Forma    September 30,
                                     1996         Adjustments        1996
                                  ----------      ----------     ----------

SALES                                     --              --             --

COST OF GOODS SOLD                        --              --             --
                                  ----------      ----------     ----------

GROSS MARGIN                              --              --             --
                                  ----------      ----------     ----------

OPERATING EXPENSES
  Sales and Marketing                267,332              --        267,332
  Research and Development           907,945              --        907,945
  General and Administrative         627,794              --        627,794
                                  ----------      ----------     ----------


  Total Operating Expenses         1,803,071              --      1,803,071
                                  ----------      ----------     ----------


INCOME (LOSS) FROM OPERATIONS     (1,803,071)             --     (1,803,071)

OTHER INCOME, NET                    128,084              --        128,084
                                  ----------      ----------     ----------

NET INCOME (LOSS) FROM
  CONTINUING OPERATIONS           (1,674,987)             --     (1,674,987)

(LOSS) FROM DISCONTINUED
  OPERATIONS                      (2,557,288)      2,557,288             --
                                  ----------      ----------     ----------

NET INCOME (LOSS)                 (4,232,275)      2,557,288     (1,674,987)
                                  ==========      ==========     ==========

INCOME (LOSS) PER COMMON          ($    1.38)                    ($    0.55)
  SHARE                           ==========                     ==========

INCOME (LOSS) FROM CONTINUING
OPERATIONS PER COMMON SHARE       ($    0.55)                    ($    0.55)
                                  ==========                     ==========

WEIGHTED AVERAGES SHARES
  OUTSTANDING                      3,065,311                      3,065,311
                                  ==========                     ==========

 The accompanying footnotes to Unaudited Pro Forma Financial Information are an
                  integral part of these financial statements.

                                SweetWater, Inc.
                  Unaudited Pro Forma Statements of Operations
                      For the Year Ended December 31, 1995

                                                                  Pro Forma
                                 September 30,     Pro Forma    September 30,
                                     1995         Adjustments        1995
                                  ----------      ----------     ----------

SALES                                     --              --             --

COST OF GOODS SOLD                        --              --             --
                                  ----------      ----------     ----------

GROSS MARGIN                              --              --             --
                                  ----------      ----------     ----------

OPERATING EXPENSES
  General and Administrative         249,029              --        249,029
                                  ----------      ----------     ----------

  Total Operating Expenses           249,029              --        249,029
                                  ----------      ----------     ----------


INCOME (LOSS) FROM OPERATIONS       (249,029)             --       (249,029)

OTHER INCOME, NET                     28,861              --         28,861
                                  ----------      ----------     ----------

NET INCOME (LOSS) FROM
  CONTINUING OPERATIONS             (220,168)             --       (220,168)

(LOSS) FROM DISCONTINUED
  OPERATIONS                      (2,385,000)      2,385,000             --
                                  ----------      ----------     ----------

NET INCOME (LOSS)                 (2,605,168)      2,385,000       (220,168)
                                  ==========      ==========     ==========

INCOME (LOSS) PER COMMON          ($    1.31)                    ($    0.11)
  SHARE                           ==========                     ==========

INCOME (LOSS) FROM CONTINUING
OPERATIONS PER COMMON SHARE       ($    0.11)                    ($    0.11)
                                  ==========                     ==========

WEIGHTED AVERAGES SHARES
  OUTSTANDING                      1,984,946                      1,948,946
                                  ==========                     ==========

 The accompanying footnotes to Unaudited Pro Forma Financial Information are an
                  integral part of these financial statements.

                                SweetWater, Inc.
                  Unaudited Pro Forma Statements of Operations
                      For the Year Ended December 31, 1994

                                                                  Pro Forma
                                 September 30,     Pro Forma    September 30,
                                     1994         Adjustments        1994
                                  ----------      ----------     ----------

SALES                                     --              --             --

COST OF GOODS SOLD                        --              --             --
                                  ----------      ----------     ----------

GROSS MARGIN                              --              --             --
                                  ----------      ----------     ----------

OPERATING EXPENSES
  General and Administrative         247,560              --        247,560
                                  ----------      ----------     ----------

  Total Operating Expenses
                                     247,560              --        247,560
                                  ----------      ----------     ----------

INCOME (LOSS) FROM OPERATIONS       (247,560)             --       (247,560)

OTHER INCOME, NET                    139,304              --        139,304
                                  ----------      ----------     ----------

NET INCOME (LOSS) FROM
CONTINUING OPERATIONS               (108,256)             --       (108,256)

(LOSS) FROM DISCONTINUED
  OPERATIONS                      (1,533,798)      1,533,798             --
                                  ----------      ----------     ----------

NET INCOME (LOSS)                 (1,642,054)      1,533,798       (108,256)
                                  ==========      ==========     ==========

INCOME (LOSS) PER COMMON          ($    0.92)                    ($    0.06)
  SHARE                           ==========                     ==========

INCOME (LOSS) FROM CONTINUING
OPERATIONS PER COMMON SHARE       ($    0.06)                    ($    0.06)
                                  ==========                     ==========

WEIGHTED AVERAGES SHARES
  OUTSTANDING                      1,789,142                      1,789,142
                                  ==========                     ==========

 The accompanying footnotes to Unaudited Pro Forma Financial Information are an
                  integral part of these financial statements.

Footnotes to Unaudited Pro Forma Financial Information

A. Cash and cash equivalents represent the September 30, 1997 pro forma projected gross cash proceeds received on disposal of discontinued operations as if the sale took place on September 30, 1997. Actual gross cash proceeds from the Sale Transaction will differ due to changes in the Closing Asset Value between September 30, 1997 and the Closing Date.

B. Under the Sale Agreement, accounts receivable, inventories, prepaid expenses, deposits, fixed assets, and other assets are sold at book value plus $300,000. Liabilities assumed include equipment leases and product warranties with a book liability of $72,000.

                                       September 30,
                                           1997
                                       -------------

     Accounts Receivable                  174,895

     Inventory                            611,148

     Prepaid Expenses                      35,938

     Fixed Assets                         294,000

     Deposits and Other                     6,436
                                       ----------

     Subtotal Assets Held for Sale     $1,122,417

     Liabilities Held for Sale             72,031
                                       ----------

     Net Assets Held for Sale           1,050,386

     Reversal of Book Reserves            190,000

     Gross Sales Proceeds               1,612,386
                                       ----------

     Gain on Sale of Assets               372,000
                                       ==========

C. Accrued loss for disposal of discontinued operations includes the following:

    Gain on Sale of Assets (Note B)                                    $372,000
    Reversal of Reserves on Sale of Discontinued Operations             190,000
    Less Projected Fourth Quarter loss on Discontinued Operations      (170,393)
    Less Severance and Management Value Appreciation Bonus             (665,000)
                                                                      ----------
    Total Accrued Loss for Disposal of Discontinued Operations        ($273,393)
                                                                      ==========

   Remaining pro forma accrued loss for disposal of discontinued operations represents the estimated fourth quarter loss on discontinued operations of $170,393.

D. Trade payables and other accrued expenses in the ordinary course of business remain liabilities of the Company. Pro Forma Adjustments included are valuation appreciation bonuses and severance payments due under the Management Agreement.